Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Euronet Worldwide, Inc.
We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 333-56915; Form S-3, No. 333-84046; Form S-3, No. 333-105478; Form S-3, No. 333-111361; Form S-3MEF, No. 333-111363; Form S-3, No. 333-116931; Form S-3, No. 333-116934; Form S-3, No. 333-117948; Form S-3, No. 333-122297; Form S-3, No. 333-124885; Form S-3, No. 333-128228; Form S-3, No. 333-129648; Form S-4, No. 333-116938; Form S-8, No. 333-24539; Form S-8, No. 333-83555; Form S-8, No. 333-44890; Form S-8, No. 333-64634; Form S-8, No. 333-71766; Form S-8, No. 333-98013; Form S-8, No. 333-102875; and Form S-8, No. 333-116920) of Euronet Worldwide, Inc., and in the related Prospectuses, of our report dated March 8, 2006 with respect to the consolidated balance sheet of Euronet Worldwide, Inc. and subsidiaries (the Company) as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2005 and our report dated March 8, 2006, with respect to management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 Annual Report on Form 10-K of Euronet Worldwide, Inc.
Our report dated March 8, 2006 on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 contains an explanatory paragraph that states Euronet Worldwide, Inc. acquired Telerecarga S.A. (“Telerecarga”) and Instreamline S.A. (“Instreamline”) during 2005, and management excluded these subsidiaries from its assessment of the effectiveness of Euronet Worldwide Inc.’s internal control over financial reporting as of December 31, 2005. Telerecarga and Instreamline’s internal control over financial reporting is associated with total assets of $110.8 million and total revenues of $25.5 million, included in the consolidated financial statements of Euronet Worldwide, Inc. and subsidiaries as of and for the year ended December 31, 2005. Our audit of internal control over financial reporting of Euronet Worldwide, Inc. and subsidiaries also excluded an evaluation of the internal control over financial reporting of Telerecarga and Instreamline.
/s/ KPMG LLP
Kansas City, Missouri
March 8, 2006